Exhibit 99.2

SPEEDFC, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2012

Assets

Current assets:
Cash and cash equivalents	$1,023
Accounts receivable - trade, less allowance for doubtful accounts of $5,002	9,314,240
Prepaid expenses and other current	378,616
Deferred costs - current	1,393,655
Deferred income taxes	136,900

Total current assets	$11,224,434

Property and equipment:
Software and computer equipment	$4,744,943
Warehouse equipment	5,497,528
Leasehold improvements	135,269

$10,377,740
Less accumulated depreciation	5,295,566

Net property and equipment	$5,082,174

Other assets:
Software development costs, net of accumulated amortization	$851,849
Deferred costs	1,655,119
Deposits and other	10,280

$2,517,248

Total assets	$18,823,856

Liabilities and stockholders' equity

Current liabilities:
Checks issued in excess of available funds	$747,971
Accounts payable	4,278,346
Accrued expenses	1,617,708
Capital lease obligations - current	140,521
Deferred revenue - current	1,548,506
Deferred rent - current	45,923
Federal income taxes payable	34,200
State income taxes payable	122,000

Total current liabilities	$8,535,175

Long-term liabilities:
Capital lease obligations, net of current maturities	$101,324
Deferred rent	582,692
Deferred revenue	1,839,022
Customer deposits	336,099
Deferred income taxes	1,391,300

Total long-term liabilities	$4,250,437

Stockholders' equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized;985,000 shares issued, including 50,000 shares in treasury (liquidation preference of $1 per share)	$9,850
Common stock, $0.01 par value; 8,000,000 shares authorized; 4,748,300 shares, issued and outstanding	47,483
Additional paid-in capital	2,070,498
Retained earnings	3,970,413

$6,098,244
Less cost of treasury stock, 50,000 shares	60,000

Total stockholders' equity	$6,038,244

Total liabilities and stockholders' equity	$18,823,856

The accompanying notes are an integral part of these statements.

SPEEDFC, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Revenues	$16,150,275	$11,775,972	$43,954,374	$30,973,255

Cost of revenues	13,728,924	9,490,356	35,547,069	23,602,675

Gross profit	$2,421,351	$2,285,616	$8,407,305	$7,370,580

Operating expenses:
Information technology	$960,817	$423,152	$3,346,248	$1,820,498
Sales and marketing	304,775	491,524	1,323,425	1,727,607
General and administrative	902,579	720,823	2,197,761	1,775,513

Total operating expenses	$2,168,171	$1,635,499	$6,867,434	$5,323,618

Income from operations	$253,180	$650,117	$1,539,871	$2,046,962

Other income (expense):
Interest income	$39	$39	$117	$52
Interest expense	6,828	22,748	66,833	39,417

Total other income (expense)	$(6,789)	$(22,709)	$(66,716)	$(39,365)

Income before income taxes	$246,391	$627,408	$1,473,155	$2,007,597

Income tax provision	72,681	245,766	582,056	780,677

Net income	$173,710	$381,642	$891,099	$1,226,920

The accompanying notes are an integral part of these statements.

SPEEDFC, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

	Preferred stock		Common stock
	Number of shares issued	$0.01 par value	Number of shares issued	$0.01 par value	Additional paid-in capital	Retained earnings	Treasury stock	Total stockholders' equity

Balance, January 1, 2012	985,000	$9,850	4,724,300	$47,243	$1,975,631	$3,079,314	$(60,000)	$5,052,038

Exercise of stock options including tax effects	-	-	24,000	240	42,800	-	-	43,040

Stock-based compensation from restricted stock	-	-	-	-	23,043	-	-	23,043

Stock-based compensation from stock options	-	-	-	-	29,024	-	-	29,024

Net income	-	-	-	-	-	891,099	-	891,099

Balance, September 30, 2012	985,000	$9,850	4,748,300	$47,483	$2,070,498	$3,970,413	$(60,000)	$6,038,244

The accompanying notes are an integral part of these statements.

SPEEDFC, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	Nine months ended September 30,
	2012	2011

Net income	$891,099	$1,226,920

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	$1,584,963	$1,128,405
Provision for deferred taxes	(192,200)	663,100
Stock-based compensation	52,067	122,438

Change in assets and liabilities:
(Increase) decrease in accounts receivables	2,440,462	(944,031)
(Increase) decrease in prepaid expenses	(107,300)	(391,666)
(Increase) decrease in federal income taxes receivable	840,962	481,652
(Increase) decrease in deferred costs	41,854	(2,650,528)
(Increase) decrease in deposits and other assets	12,900	(2,262)
Increase (decrease) in accounts payable	(2,680,024)	(1,017,039)
Increase (decrease) in accrued expenses	463,021	(80,123)
Increase (decrease) in income taxes payable	16,200	6,675
Increase (decrease) in deferred rent	413,287	(87,057)
Increase (decrease) in deferred revenue	(7,753)	2,945,031
Increase (decrease) in customer deposits	285,317	-

Total adjustments	$3,163,756	$174,595

Net cash provided by operating activities	$4,054,855	$1,401,515

Cash flows from investing activities:
Software development costs	$-	$(563,777)
Acquisition of property and equipment	(1,468,641)	(2,211,378)

Net cash used by investing activities	$(1,468,641)	$(2,775,155)

Cash flows from financing activities:
Increase (decrease) in checks issued in excess of available funds	$(111,210)	$703,900
Net payments on line of credit	(2,374,822)	725,909
Proceeds from exercise of stock options	32,840	48,756
Tax benefit on exercise of options	10,200	-
Payments on capital lease obligations	(144,033)	(113,717)

Net cash (used) provided by financing activities	$(2,587,025)	$1,364,848

Net decrease in cash and cash equivalents	$(811)	$(8,792)

Cash and cash equivalents:
Beginning of period	1,834	11,995

End of period	$1,023	$3,203

	Nine months ended September 30,
	2012	2011
Supplemental disclosures of cash flow information:
Cash paid for interest	$66,833	$39,417
Cash paid(refunded) for income taxes	$(82,906)	$(370,750)

Schedule of non-cash investing and financing activities:
Acquisition of property and equipment under capital leases	$-	$414,170

The accompanying notes are an integral part of these statements.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A - Summary of significant accounting policies:

Organization

SpeedFC, Inc. and Subsidiary (the Company) provides third party end-to-end services including web platform development and hosting, fulfillment, order management and call center services primarily to businesses transacting through e-commerce. The Company operates information technology development offices in Texas and Mexico, distribution centers in Texas and Ohio and call centers in Texas, Ohio and Mexico. The Company is also a business process outsourcing (“BPO”) partner of Oracle Corporation focused on the Oracle Commerce suite of products. The Company’s clients purchase inventory and send it to the Company, market their products to their customers in a variety of means, but primarily over the Internet, generate orders and outsource their platform, fulfillment, order management, call center and related services to the Company. The Company aggregates these businesses and provides them with comprehensive, easy to implement, cost-effective and transaction-based services and information management tools.

Principles of consolidation

The consolidated financial statements of the Company include the accounts of SpeedFC, Inc. (“USA”) and its subsidiary, SpeedFC, S. de R.L. de C.V. (“Mexico”).  The subsidiary is presented at a 100% interest since the non-controlling interest is not significant.  All significant intercompany balances and transactions have been eliminated.

Cash and cash equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and certificates of deposit with original maturity dates of three months or less.

Accounts receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 7 to 30 days from the invoice date.  Accounts receivable are stated at the amounts billed to customers.  Delinquent accounts do not typically incur financing or interest charges.  Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of losses that have been incurred in those accounts as of the balance sheet date and that will be confirmed as bad debt write-offs in future periods after all methods to collect have been exhausted.  Management individually reviews all accounts receivable balances and, based on current conditions, estimates that portion, if any, of the balance that will not be collected.  In the event of complete nonperformance by the Company’s customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of nonperformance.

Translation of foreign currencies

The accounts of SpeedFC, S. de R.L. de C.V. are translated into United States dollars at the appropriate exchange rates prevailing at the dates of transactions or balance sheet date as required by Financial Accounting Standards Board, Accounting Standards Codification (“FASB ASC”), FASB ASC 830, “Foreign Currency Matters.” Net translation gains or losses are included in operations.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A - Summary of significant accounting policies (continued):

Property and equipment

Property and equipment are stated at cost.  The cost of property and equipment is depreciated on the straight-line method over the estimated useful lives of the respective assets as follows:

	Range in years
Computer and warehouse equipment		5
Leasehold improvements	3	-	5
Software for internal use		3
Capital leases	3	-	5

Depreciation expense was $436,490 and $404,939 for the three months ended September 30, 2012 and 2011, respectively. Depreciation expense was $1,223,306 and $1,015,677 for the nine months ended September 30, 2012 and 2011, respectively. Depreciation expenses include depreciation expense of equipment under capital leases.

Software development costs

The Company accounts for its software development costs in accordance with Accounting Standards Codification (“ASC”) 985, Costs of Computer Software to Be Sold, Leased or Marketed.  Capitalization of software development costs begins upon the establishment of technological feasibility. In the development of our products and our enhancements to existing products, technological feasibility is not established until substantially all product development is complete, including the development of a working model. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Such costs are amortized using the straight-line method beginning when the product or enhancement is available for general release over the estimated economic life of the product or enhancement, generally three years.  For the three months ended September 30, 2012 and 2011 there were $0 and $388,777, respectively, of software development costs capitalized. For the nine months ended September 30, 2012 and 2011 there were $0 and $563,777, respectively, of software development costs capitalized. For the three months ended September 30, 2012 and 2011, amortization of software development costs totaled $120,553 and $53,087, respectively. For the nine months ended September 30, 2012 and 2011, amortization of software development costs totaled $361,657 and $112,728, respectively. Future amortization of software development costs are expected to total approximately $120,000 for the remainder of fiscal year 2012, $482,000 for fiscal year 2013 and $250,000 for fiscal year 2014.

Impairment of long-lived assets

Long-lived assets, including property and equipment and software development costs, are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. Recoverability of assets held and used is generally measured by a comparison of carrying amount of the asset to undiscounted future net cash flows expected to be generated by that asset.  These evaluations include comparing the future undiscounted cash flows of such assets to their carrying value.  If the carrying value exceeds the future undiscounted cash flows, the assets are written down to their estimated fair value calculated using discounted cash flows.  Fair value is the estimated value at which the asset could be bought or sold in a transaction between willing parties. During the three and nine-month periods ended September 30, 2012 and 2011, there was no impairment of long-lived assets.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A - Summary of significant accounting policies (continued):

Income taxes

The Company has adopted the provisions of FASB ASC 740, “Income Taxes,” and uses the liability method of accounting for income taxes.  Under the liability method, a provision for income taxes is recorded based on taxes currently payable on income as reported for federal income tax purposes, plus an amount which represents the change in deferred income taxes for the year.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates that will apply in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Taxes assessed on income in foreign countries are considered by management to be refundable and are recovered in the form of foreign tax credits on the Company’s U. S. federal income tax return.  Foreign taxes paid are reported as prepaid income taxes until such a time as they can be utilized.

The Company adopted the provisions of FASB ASC 740-10 that provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. Interest expense and penalties related to tax liabilities will be recognized in the first period that they would begin to accrue according to the relevant tax law, and will be classified as interest expense and operating expense, respectively. Management believes there are no significant uncertain tax positions, so no adjustments have been reported from adoption of FASB ASC 740-10.  The Company is no longer subject to income tax examinations by the Internal Revenue Service for years prior to 2009. For state tax jurisdictions, the Company is no longer subject to income tax examinations for years prior to 2008.

On May 18, 2006, the State of Texas enacted a new law which replaced the then-current state franchise tax with a “margin tax” effective with franchise tax reports filed on or after January 1, 2008. In general, legal entities that conduct business in Texas are subject to the Texas margin tax, including previously non-taxable entities such as limited partnerships and limited liability partnerships. The tax is computed by applying the applicable tax rate (1%) to Texas sourced taxable margin, which is defined as the lesser of (1) 70% of total revenue or (2) total revenue less (a) the cost of goods sold or (b) compensation and benefits. Although the law states that the margin tax is not an income tax, it has the characteristics of an income tax since it is determined by applying a tax rate to a base that considers both revenues and expenses; therefore it has been included as part of the provision for income taxes in the statement of operations.

Revenue and cost recognition

Revenues from customer contracts are generally recognized as services are rendered. Contract costs include all direct material and labor costs.  General and administrative costs are charged to expenses as incurred. The Company records reimbursements received from customers for out-of-pocket expenses, primarily freight and supplies, as revenue and the associated expense as cost of revenue. All customer revenues are recorded net of discounts and allowances provided to customers.

As noted earlier, the Company follows the provisions of FASB ASC 985, Costs of Computer Software to Be Sold, Leased or Marketed, which provides for standards of recognition for the sale or lease of software products.  Certain of the Company’s services provide for the delivery of software requiring significant production, modification and customization.  In accordance with the Recognition Subtopic of FASB ASC 985, such arrangements shall be accounted for in accordance with the Construction-Type and Production-Type Contract Subtopic of FASB ASC 605, Revenue Recognition.  Based on the terms and conditions surrounding these arrangements, the Company has determined that it is appropriate to utilize the completed-contract method, whereby income is recognized only when the contract is completed and the software has been delivered.  Accordingly, billings and costs are deferred and accumulated on the balance sheet, but no profit or income is recorded before completion. However, anticipated losses on contracts would be recorded prior to completion.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A - Summary of significant accounting policies (continued):

Revenue and cost recognition (continued)

A portion of the Company’s revenue arrangements include multiple service elements, such as web implementation and migration, web site support, eCommerce services and additional services.  The Company has adopted the provisions of FASB ASC 605, “Revenue Recognition,” and the amendment to the Revenue Recognition – Multiple-Element Arrangements Subtopic of the FASB Accounting Standards Codification, as presented in ASU 200-13, Multiple-Deliverable Arrangements.  Under the provisions of FASB ASC 605, these deliverables are regarded as one unit of accounting and the revenue recognition pattern is determined for the combined unit.  The contracted value of the revenue and related costs for elements not quoted on a monthly basis, such as web site implementation and migration, are deferred and recognized ratably over the term of the arrangement, approximately three years, beginning when delivery has occurred. The revenues from the remaining service elements are recorded on a monthly basis as the services are provided. Costs associated with the web site implementation and migration are deferred and recognized ratably over the term of the arrangement consistent with the recognition of revenues.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

Taxes collected

The Company collects sales taxes assessed by governmental authorities imposed on sales to customers.  Sales taxes collected are excluded from revenues; net amounts due are reported as a liability on the Company's balance sheet.

Fair value of financial instruments

The carrying value of the Company’s financial instruments, which include cash, accounts receivable, accounts payable, line of credit and capital lease obligations, approximate their fair values based on their short term maturities or current market prices and interest rates.

Stock based compensation

The Company accounts for stock based compensation according to the provisions of FASB ASC 718, Compensation – Stock Compensation.  As permitted by Compensation – Stock Compensation, the Company accounts for stock option and warrant awards using the calculated value method and recognizes compensation costs related to stock-based payment transactions (i.e., the granting of stock options and warrants, and awards of unregistered shares of common stock) in the financial statements. With limited exceptions, the amount of compensation is measured based on the grant-date fair value of the equity issued. Compensation cost is recognized on a straight-line basis over the period that an employee provides services in exchange for the entire award.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note B - Line of credit:

On December 1, 2011, the Company entered into a revolving line of credit agreement with Comerica Bank that matures October 21, 2012.   The agreement provided for borrowings not to exceed $4,000,000 for the period from December 1, 2011 through February 21, 2012 and not to exceed $2,500,000 for the period from February 22, 2012 until the maturity date.  The agreement was amended effective February 21, 2012, solely to extend the borrowing limit of $4,000,000 through October 21, 2012.  The agreement is an extension of a revolving line of credit agreement dated November 1, 2011 that provided for borrowings not to exceed $3,000,000.  The note bears a variable interest rate at the daily adjusting LIBOR rate plus a margin of 2.55% per annum.  The agreement provides that the line of credit is secured by substantially all of the assets of the Company and the previous personal guaranty by the majority stockholder was released (effective with the November 1, 2011 agreement).  The daily adjusting LIBOR rate at September 30, 2012 was .21%.  As of September 30, 2012, there was no amount outstanding on this line of credit.

The Company incurred approximately $3,000 and $10,000 in interest expense on the line of credit for the three months ended September 30, 2012 and 2011, respectively. The Company incurred approximately $33,000 and $18,000 in interest expense on the line of credit for the nine months ended September 30, 2012 and 2011, respectively.

Note C - Capital leases:

The Company leases equipment under capital leases expiring in 2014.  The interest rates on the capitalized leases range from 4.8% to 6.75%. The asset and liability under the capital leases are recorded at the fair value of the asset at the inception of the lease, which is considered to be lower than the present value of the minimum lease payments.  For financial statement purposes, the assets are depreciated over their estimated lives.

The following is a summary of property held under capital leases:

Software and computer equipment	$414,170
Less accumulated depreciation	180,541

$233,629

Minimum future lease payments under the capital leases as of September 30, 2012 are:

Period ending	Amount

2012 (Remaining 3 months)	$37,511
2013	150,043
2014	65,957

$253,511
Less amount representing interest	11,666

Present value of net minimum lease payments	$241,845
Less current maturities	140,521

Non-current portion	$101,324

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note D - Lease commitments:

The Company has non-cancelable operating leases, with renewal options, for office and warehouse facilities expiring April 2013 and August 2017.  Total rental expense was approximately $613,000 and $507,000 for the three months ended September 30, 2012 and 2011, respectively. Total rental expense was approximately $1,746,000 and $1,520,000 for the nine months ended September 30, 2012 and 2011, respectively. The future annual minimum lease payments at September 30, 2012 are:

Year ending December 31,	Amount

2012 (Remaining 3 months)	$601,030
2013	1,790,153
2014	1,472,295
2015	1,534,756
2016	1,659,678
2017	1,106,452

$8,164,364

Note E - Deferred rent:

Rental expense under an operating lease with a stepped payment schedule is being recognized on a straight-line basis over the lease term.  A deferred lease liability arises from the timing difference in the recognition of rent expense for financial statement purposes and the actual payment of this expense.

Note F - Income taxes:

The provision for income taxes consisted of the following:

	Three months ended September 30, 2012	Three months ended September 30, 2011	Nine months ended September 30, 2012	Nine months ended September 30, 2011
Current provision (benefit) for income taxes:
Federal	$6,526	$(341,784)	$626,200	$7,700
State	22,558	23,705	148,056	109,877

	$29,084	$(318,079)	$774,256	$117,577

Change in deferred taxes due totemporary differences and tax costs of exercise of options	43,597	563,845	(192,200)	663,100

	$72,681	$245,766	$582,056	$780,677

The Company’s effective income tax rate for 2012 is different than what would be expected if the statutory rates were applied to income before income taxes primarily due to the inclusion of state income taxes which are based on gross margins and the exclusion of income from foreign subsidiaries.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note F - Income taxes (continued):

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax-reporting basis of the Company’s assets and liabilities.  Deferred income taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate.  Deferred income taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 2012, are presented below:

Allowance for doubtful accounts	$1,700
Accumulated depreciation	(1,453,700)
Deferred revenue and costs	115,100
Stock based compensation	82,500

Total	$(1,254,400)

Current	$136,900
Long-term	(1,391,300)

Total	$(1,254,400)

Note G - Common stock reserved:

As of September 30, 2012, shares of common stock were reserved for the following purposes:

Conversion of preferred stock	985,000

Exercise of current and future grants of stock options under the 2000 stock incentive plan	53,000

Exercise of current and future grants of stock options under the 2008 stock incentive plan	292,000

1,330,000

Note H - Employee stock option plan:

On September 1, 2000, the Company adopted a stock award and incentive plan (“2000 Plan”), which permits the issuance of options to selected employees and directors of the Company.  The 2000 Plan reserves 400,000 shares of common stock for grant and provides that the term of each award be determined by the Committee of the Board of Directors (“Committee”) charged with administering the 2000 Plan.  On April 15, 2008, the Company adopted a stock incentive plan (“2008 Plan”), which permits the issuance of options to selected employees, consultants and directors of the Company.  The 2008 Plan reserves 400,000 shares of common stock for grant and provides that the term of each award be determined by the Committee charged with administering the 2008 Plan.

Under the terms of the Plans, options granted may be either nonstatutory options, incentive stock options or restricted stock. The exercise price, determined by the Committee, may not be less than 100% of the fair market value of a share on the date of grant and must not be less than 85% of the fair market value for nonstatutory options.  Incentive stock options granted to a person who owns more than 10% of the total combined voting power of all classes of the Company’s stock may not be less than 110% of the fair market value of a share on the date of grant.

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note H - Employee stock option plan (continued):

The Company has elected to use the calculated value method to account for options issued.  Management has determined that it is not possible to reasonably estimate the grant-date fair value of the options because no new stock has been issued for several years.  However, management was able to identify a similar publicly held company that could be used as a benchmark.

During fiscal 2010 the Company issued 64,000 shares of restricted common stock with a vesting period beginning January 1, 2011 and ending December 31, 2014.  Total compensation cost recognized for this restricted stock for each of three months ended September 30, 2012 and 2011 was $7,681.  Total compensation cost recognized for this restricted stock for each of the nine months ended September 30, 2012 and 2011 was $23,045.  As of September 30, 2012, 35,840 shares are unvested, and there is $69,132 in unrecognized compensation. Subsequent to September 30, 2012 all unvested shares became fully vested in connection with the sale of the Company and all remaining compensation was recorded.

During the three and nine-month periods ended September 30, 2012, no stock options were granted. During the three and nine-month periods ended September 30, 2011, 21,000 and 84,000, respectively, of stock options were granted. Assumptions used for 2011 stock option grants were as follows:

Risk-free interest rate	0.11% - 0.25%
Expected dividend yield	0%
Expected volatility	1.00% - 1.04%
Expected life in years	5
Service period in months	36
Weighted average calculated value of options granted	$1.42

Total compensation cost recognized from current and prior stock option grants totaled $9,675 and $33,132 for the three months ended September 30, 2012 and 2011, respectively.  Total compensation cost recognized from current and prior stock option grants totaled $29,024 and $99,394 for the nine months ended September 30, 2012 and 2011, respectively. As of September 30, 2012 44,000 stock options are unvested and there is $41,656 in unrecognized compensation. Subsequent to September 30, 2012 all unvested options became fully vested in connection with the sale of the Company and all remaining compensation was recorded.

The following is a summary of activity of options to purchase shares of the Company’s stock during the period ended September 30, 2012:

	Number of shares	Weighted average exercise price

Outstanding at beginning of year	337,500	$1.58
Granted	-	-
Exercised	(24,000)	1.37
Forfeited / cancelled	(42,000)	1.92

Outstanding at end of year, exercise price ranging from $.50 to $2.11	271,500	$1.53

Options exercisable at end of period	227,500	$1.52

SPEEDFC, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note I - Preferred Stock:

As of September 30, 2012, there were 935,000 shares outstanding of Series A Convertible Preferred Stock (the Preferred Stock).  The Preferred Stock has a par value of $.01 per share and has a liquidation preference of $1 per share plus any declared but unpaid dividends. Holders of the Preferred Stock are entitled to receive, if declared by the Board of Directors, dividends at a rate determined by the Board of Directors on the same basis as the holders of common stock. The Preferred Stock is convertible into the Company’s common stock at a conversion rate of 1 to 1. The Preferred Stock is not redeemable and votes together with the common stock and not as a separate class.

Note J - Software development costs:

As of September 30, 2012, software development costs are summarized as follows:

Capitalized software development costs	$1,446,627

Less accumulated amortization	594,778

$851,849

Note K - Deferred revenues and costs:

For the three months ended September 30, 2012 and 2011, there was $353,333 and $1,168,750, respectively, of website implementation and migration revenues deferred. For the nine months ended September 30, 2012 and 2011, there was $982,083 and $2,917,781, respectively, of website implementation and migration revenues deferred. For the three months ended September 30, 2012 and 2011, $387,126 and $4,000, respectively, of deferred revenues was recognized as revenues. For the nine months ended September 30, 2012 and 2011, $989,844 and $4,000, respectively of deferred revenues was recognized as revenues.

For the three months ended September 30, 2012 and 2011, there was $318,000 and $1,051,875, respectively, of website implementation and migration costs deferred. For the nine months ended September 30, 2012 and 2011, there was $849,000 and $2,654,128, respectively, of website implementation and migration costs deferred. For the three months ended September 30, 2012 and 2011, $348,414 and $1,800, respectively, of deferred costs was recognized as cost of revenues. For the nine months ended September 30, 2012 and 2011, $890,860 and $1,800, respectively, of deferred costs was recognized as cost of revenues.

The remaining deferred revenues to be recognized as revenue and remaining deferred costs to be recognized as costs of revenues are as follows:

Year ending December 31,	Deferred revenues to be recognized	Deferred costs to be recognized

2012 (Remaining 3 months)	$322,500	$339,418
2013	1,548,506	1,393,656
2014	1,260,191	1,085,002
2015	121,244	109,120
2016	115,789	104,210
2017	19,298	17,368

	$3,387,528	$3,048,774

Note L - Concentrations:

Concentrations of credit risk

Credit is extended based on an evaluation of the customer’s financial condition.  The Company, in some cases, obtains a security interest in the customer’s inventory.

Concentrations of business – major customers

During the three and nine-month periods ended September 30, 2012 and 2011, the Company derived between approximately 48% and 58% of its revenues from three customers. At September 30, 2012, amounts due from these three customers included in trade accounts receivable totaled approximately $3,277,000. Amounts due from two additional customers at September 30, 2012 included in traded accounts receivable totaled approximately $2,204,000.

Note M - Related party liabilities:

Period-end balances of advances due to a shareholder included in accounts payable are approximately $55,343 at September 30, 2012.

Note N - Non-recurring expenses:

During the three and nine-month periods ended September 30, 2012 the Company incurred certain costs related to the termination of a 3rd party logistical arrangement and the subsequent event discussed in Note O totaling approximately $660,000 and $ $1,390,000, respectively. These non-recurring expenses were included in cost of revenues and general and administrative expenses.

Note O - Subsequent events:

Effective November 20, 2012, 100% of the Company's outstanding common and preferred stock were sold to Navarre Corporation.

Subsequent events have been evaluated through January 7, 2013, which is the date the financial statements were available to be issued.